Exhibit 99.1

FOR IMMEDIATE RELEASE

VALEANT AND BIOVAIL AGREE TO MERGE

Combination Creates Leader in Specialty Pharmaceuticals

Accretive to Stockholders of Both Companies in First 12 Months

Combined Operating Cash Flow on a Trailing 12-Month Basis of $575 Million

$175 Million in Annual Cost Synergies Fully Captured by Second Year

Strong Cash Flow to Support Future Growth and to Strengthen Balance Sheet

ALISO VIEJO, Calif. and TORONTO, Ontario – June 21, 2010 – Valeant (NYSE: VRX) and Biovail (NYSE/TSX: BVF) today announced that both companies’ Boards of Directors have unanimously approved a definitive merger agreement under which the companies would combine to generate enhanced value for stockholders.  The combined company will be called Valeant Pharmaceuticals International, Inc. (“the new Valeant”).

Valeant and Biovail believe the new Valeant’s scale, financial strength and complementary product lines will enable it to pursue substantial growth opportunities.  The combined company will have a significantly expanded presence in North America and operations in eight other countries, working across four growth platforms.  The new Valeant will be able to leverage its complementary product lines and operations in specialty Central Nervous System (CNS), Dermatology, Canada and emerging markets/branded generics.  In addition, the combined company will have limited patent exposure and enjoy strong and stable cash flows from legacy products that will support future growth.  The new Valeant, on a 12-month trailing basis as of March 31, 2010, would have experienced double-digit revenue growth.

Under the terms of the agreement, Valeant stockholders will receive a one-time special cash dividend of $16.77 per share immediately prior to closing of the merger and 1.7809 shares of Biovail common stock upon closing of the merger in exchange for each share of Valeant common stock they own.  Upon the completion of the merger, which is expected to occur before the end of the year, Biovail stockholders will own approximately 50.5 percent and Valeant stockholders will own approximately 49.5 percent of the shares of the combined company on a fully diluted basis.  For Biovail stockholders, this transaction represents a 15 percent premium based on a calculation of the stock prices over the last 10 trading days.  It is anticipated that by December 31, 2010, contingent upon the closing of the merger and subject to approval by the new Valeant’s Board of Directors and to applicable law, the combined company will pay an additional one-time $1.00 per share dividend to all stockholders of the new combined entity, after which the new Valeant does not intend to pay dividends.  To finance the transaction, the companies have secured a commitment of $2.8 billion through a term loan facility provided by Goldman Sachs Bank USA, Morgan Stanley & Co. Incorporated, and Jefferies & Company, Inc.  Existing Valeant 7.625% and 8.375% senior unsecured notes will be refinanced as part of the transaction.

J. Michael Pearson, currently Chairman and Chief Executive Officer of Valeant, will serve as the new Valeant’s Chief Executive Officer, residing in Barbados, and Bill Wells, currently Chief Executive Officer of Biovail, will be the non-executive Chairman.  The new Valeant’s Board of Directors will consist of 11 members, including five Biovail representatives, five Valeant representatives and one additional independent Canadian resident director to be identified through a search process and nominated by Valeant and agreed upon by Biovail.  Robert A. Ingram, currently lead director of Valeant, will serve as lead independent director of the new Valeant’s Board.  Michael Van Every, currently Chairman of Biovail’s Audit Committee, will serve in the same function for the combined Board.

The new Valeant will retain Biovail’s corporate structure and related financial efficiencies, leading to enhanced financial performance.  Following the completion of the merger, it is anticipated that the transaction will be cash EPS accretive to both companies’ stockholders within the first 12 months post-close.1  On a trailing 12-month basis as of March 31, 2010, the combined company would have had pro forma revenues of $1.75 billion and pro forma cash flow from operations of $575 million.  The new Valeant expects to generate at least $175 million in annual cost synergies in the second year.

Mr. Pearson said, “This compelling combination will create tremendous value for stockholders of both companies as our business benefits from cost savings, greater scale, efficiencies from extending Biovail’s corporate structure, and enhanced financial strength and flexibility.  We are committed to delivering the anticipated cost savings benefits and, as we did with Valeant over the past two years, transforming the new entity into a diversified, specialty pharmaceutical company focused on growth and cash flow generation.”

Dr. Douglas J.P. Squires, Chairman of the Biovail Board of Directors, said, “The combination of Biovail and Valeant creates a new leader in specialty pharmaceuticals by combining two highly successful management teams in our industry.  Our Board is enthusiastic about the opportunities the combination will bring for shareholders and employees of both companies.”

Mr. Wells added, “With strong cash flows, substantial synergy opportunities and minimal patent risk, the new Valeant presents the opportunity to create shareholder value at a level that would not have been possible for either company on a stand-alone basis.  Moreover, the combined company will preserve the advantageous Biovail corporate structure.”

G. Mason Morfit, Chairman of Valeant’s Special Committee and Partner at ValueAct Capital, Valeant’s largest stockholder, said, “I am excited about the significant benefits this transaction delivers to stockholders of both companies.  The merger of Valeant and Biovail creates more opportunities to continue the financial performance Valeant stockholders have enjoyed over the past two years and creates an exciting platform for continued aggressive growth.  ValueAct Capital is committed to keeping Valeant as a top position in our portfolio and to voting for this transaction.  Once the merger is complete, ValueAct Capital will be the largest stockholder of the combined company, and I will serve on its Board of Directors.”

1 Cash EPS is calculated as net income from continuing operations adjusted for certain items such as amortization expense, non-cash interest and other financing charges, deferred taxes, acquired in-process research and development and one-time and other special or restructuring charges, divided by the average number of shares determined on a fully-diluted basis.  Accretion for Valeant stockholders assumes after-tax return on the $16.77 per share dividend in excess of 0.8 percent annual return.

Following completion of the merger, the new Valeant will be headquartered in Mississauga, Ontario and will remain a Canadian domiciled corporation, listed on both the Toronto and New York Stock Exchanges.  In addition, the combined company will retain Biovail’s existing principal operating subsidiary in Barbados, which will continue to own, manage, control and develop intellectual property for the combined company.  The location of the combined company’s U.S. headquarters will be determined after the close of the transaction.

Approvals

The transaction is subject to approval by Valeant and Biovail stockholders and the satisfaction of customary closing conditions and regulatory approvals, including anti-trust and competition law approvals in the U.S. and certain other foreign jurisdictions.

Advisors

Goldman, Sachs & Co. and Jefferies & Company, Inc. are serving as financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP and Ogilvy Renault LLP are serving as legal counsel to Valeant.  Morgan Stanley & Co. Incorporated is serving as financial advisor and Cravath, Swaine & Moore LLP and Blake, Cassels & Graydon LLP are serving as legal counsel to Biovail.

Conference Call

Valeant and Biovail will host a conference call and a live Internet webcast along with a slide presentation today at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss this combination.  The dial-in number to participate on this call is (877) 295-5743, confirmation code 83365938.  International callers should dial (973) 200-3961, confirmation code 83365938.

A replay will be available for one week following the live webcast through June 28, 2010.  The live webcast of the conference call may be accessed through the investor relations section on Valeant’s web site at www.valeant.com and Biovail’s web site at www.biovail.com.  Participants should allow approximately five to ten minutes prior to the presentation’s start time to visit the site and download any streaming media software needed to listen and view to the Internet webcast.

About Valeant

Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology.  More information about Valeant can be found at www.valeant.com.

About Biovail

Biovail Corporation (NYSE:BVF) is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture, and commercialization of pharmaceutical products.  The Company is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty central nervous system (CNS) markets.  For more information about Biovail, visit the Company’s Web site at www.biovail.com.

Currency

All dollar references herein are to U.S. dollars.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend.  Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”,  “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements.  Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above.  Actual results may differ materially from those expressed or implied in such statements.  Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”).  There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.  Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information

In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail.  Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com.  You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary.  You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.

The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available.  This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information:

Contact for Valeant Laurie W. Little 949-461-6002 laurie.little@valeant.com	Contact for Biovail Nelson F. Isabel 905-286-3000 ir@biovail.com